                                                                                                                                                                                                                   NEW RELEASE

Investor Contact:                                                                                                                                                                                                                                            Media Contact:
Dustin Stilwell                                                                                                                                                                                                                                                  Eva Schmitz
812.306.2964                                                                                                                                                                                                                                                      812.306.2424
dustinstilwell@berryplastics.com                                                                                                                                                                                                                 evaschmitz@berryplastics.com

FOR IMMEDIATE RELEASE

Berry Plastics Group, Inc. Reports Third Quarter 2013 Results

EVANSVILLE, Ind. – August 1, 2013 – Berry Plastics Group, Inc. (NYSE:BERY) today reported results for its fiscal third quarter 2013 referred to in the following as the June 2013 quarter:

•	Achieved a record for any third fiscal quarter with a June 2013 quarter Operating EBITDA of $208 million and LTM Adjusted EBITDA of $811 million
•	Reported the 12th consecutive quarter of increased year-over-year Operating EBITDA
•	Reduced net debt by $623 million and reduced our leverage ratio (net debt/Adjusted EBITDA) to 4.8x, a reduction of 1.0x from the June 2012 quarter
•	Recorded Adjusted net income per share of $0.35 for the June 2013 quarter compared to $0.22 in the June 2012 quarter
•	Achieved LTM Adjusted free cash flow of $282 million
•	Increased Operating EBITDA by almost 5 percent versus the June 2012 quarter and increased Operating EBITDA margin to 17.0 percent from 16.0 percent in the June 2012 quarter

“During the June 2013 quarter the Company achieved an Operating EBITDA record for any June quarter, despite the sustained pressure from continued soft consumer demand.  The year-over-year Operating EBITDA margin improvements of 1 percent were achieved primarily through productivity, strategic cost reduction actions taken, and sourcing savings.” said Jon Rich, Chairman and CEO of Berry Plastics.

June 2013 Quarter Results
For the quarter ended June 2013, the Company’s net sales declined by 2 percent to $1,221 million from $1,242 million, primarily attributed to a volume decline of 2 percent.  This decline is principally related to softer customer demand, year-over-year adverse change in weather and a reduction in raw material content, which was partially offset by volume gains in certain of our product lines.

	Quarterly Period Ended (Unaudited)
Net sales (in millions)	June 29, 2013	June 30, 2012	$ Change	% Change
Rigid Open Top	$312	$329	$(17)	(5%)
Rigid Closed Top	370	374	(4)	(1%)
Rigid Packaging	682	703	(21)	(3%)
Engineered Materials	351	345	6	2%
Flexible Packaging	188	194	(6)	(3%)
Total net sales	$1,221	$1,242	$(21)	(2%)

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June 2013 YTD Results
For June 2013 YTD, the Company’s net sales declined by 3 percent to $3,443 million from $3,562 million as compared to the same period for 2012.  This decline was primarily attributed to lower selling prices resulting from lower plastic resin costs in the December 2012 quarter, soft customer demand, the year-over-year adverse change in weather and reduction in raw material content; these factors were partially offset by sales from acquisitions and volume gains in certain of our product lines.

	Three Quarterly Periods Ended (Unaudited)
Net sales (in millions)	June 29, 2013	June 30, 2012	$ Change	% Change
Rigid Open Top	$828	$912	$(84)	(9%)
Rigid Closed Top	1,036	1,085	(49)	(5%)
Rigid Packaging	1,864	1,997	(133)	(7%)
Engineered Materials	1,030	1,010	20	2%
Flexible Packaging	549	555	(6)	(1%)
Total net sales	$3,443	$3,562	$(119)	(3%)

Capital Structure and Adjusted Free Cash Flow
The ratio of net debt of $3,917 million to Adjusted EBITDA for the four quarters ended June 29, 2013 of $811 million was 4.8x.  The ratio at the end of September 29, 2012 quarter was 5.5x.  The Company’s LTM Adjusted free cash flow was $282 million.  Adjusted free cash flow for the June 2013 quarter was $63 million.

	June 29, 2013	September 29, 2012
(in millions) (Unaudited)
Term Loan	$1,125	$1,134
Incremental Term Loan	1,397	—
Revolving line of credit	—	73
9 1/2% Second Priority Notes	500	500
Senior Unsecured Term Loan	18	39
9¾% Second Priority Notes	800	800
Retired debt	—	1,845
Debt discount, net	(8)	(11)
Capital leases and other	110	91
Cash and cash equivalents	(25)	(87)
Net debt	$3,917	$4,384

Outlook
For our September 2013 quarter, we believe the demand driven by economic activity will remain similar or up slightly to the environment we have experienced in the past several quarters. We are forecasting the September ending quarter revenue to be positive and up slightly and a modest improvement in Operating EBITDA versus the prior year.  “As we move forward, Berry will remain focused on our key strategic initiatives to continue to drive shareholder value,” said Rich.

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Investor Conference Call
The Company will host a conference call on Friday, August 2, 2013, at 10:00 a.m. Eastern Time to discuss its Third Quarter 2013 results.  The telephone number to access the conference call is (866) 847-7859 (domestic), or (703) 639-1426 (international), conference ID 1619826.  The call will last approximately one hour.  Interested parties are invited to listen to a live webcast by visiting the Company’s Investor Relations page at www.berryplastics.com.  A replay of the conference call can also be accessed on the Investor Relations page of the website beginning August 2, 2013, at 1 p.m. Eastern Time, to August 10, 2013, by calling (888) 266-2081 (domestic), or (703) 925-2533 (international), access code 1619826.

About Berry Plastics
Berry Plastics Group, Inc. is a leading provider of value-added plastic consumer packaging and engineered materials delivering high-quality customized solutions to our customers with annual net sales of $4.8 billion in fiscal 2012.  With world headquarters in Evansville, Indiana, the Company’s common stock is listed on the New York Stock Exchange under the ticker symbol BERY.  For additional information, visit the Company’s website at www.berryplastics.com.

Forward Looking Statements
Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered “forward looking” and are presented pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to our strategy, plans or intentions.  All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements.  In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments.  These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected.  We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions.  While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.  All forward-looking statements are based upon information available to us on the date of this release.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, including, without limitation, in conjunction with the forward-looking statements included in this release.  All forward-looking information and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.  Some of the factors that we believe could affect our results include:  (1) risks associated with our substantial indebtedness and debt service; (2) changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices on a timely basis; (3) performance of our business and future operating results; (4) risks related to our acquisition strategy and integration of acquired businesses; (5) reliance on unpatented know-how and trade secrets; (6) increases in the cost of compliance with laws and regulations, including environmental, safety, and production and product laws and regulations; (7) risks related to disruptions in the overall economy and the financial markets may adversely impact our business; (8) catastrophic loss of one of our key manufacturing facilities, natural disasters, and other unplanned business interruptions; (9) risks of competition, including foreign competition, in our existing and future markets;(10) general business and economic conditions, particularly an economic downturn; (11) the ability of our insurance to cover fully our potential exposures; and (12) the other factors discussed in the under the heading “Risk Factors” in our Annual Report on Form 10-K.

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We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this release may not in fact occur.  Accordingly, readers should not place undue reliance on those statements.  We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Berry Plastics Group, Inc.
                                                                                                                           Consolidated Statements of Operations
(Unaudited)
(in millions, except per share data)

	Quarterly Period Ended		Three Quarterly Periods Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net sales	$1,221	$1,242	$3,443	$3,562
Costs and expenses:
Cost of goods sold	998	1,035	2,829	2,999
Selling, general and administrative	78	78	230	234
Amortization of intangibles	27	27	81	81
Restructuring and impairment charges	1	4	7	30
Operating income	117	98	296	218
Debt extinguishment	—	—	64	—
Other income, net	(2)	—	(6)	(1)
Interest expense, net	57	82	188	247
Income (loss) before income taxes	62	16	50	(28)
Income tax expense (benefit)	22	7	19	(8)
Net income (loss)	$40	$9	$31	$(20)
Net income (loss) per share:
Basic	$0.35	$0.11	$0.27	$(0.24)
Diluted	0.33	0.11	0.26	(0.24)
Weighted-average number of shares outstanding: (in thousands)
Basic	114,132	83,190	112,839	83,508
Diluted	120,551	85,471	118,708	83,508

Comprehensive income (loss)	$45	$4	$34	$(16)

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Berry Plastics Group, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	June 29, 2013	September 29, 2012
	(Unaudited)
Assets:
Cash and cash equivalents	$25	$87
Accounts receivable, net	468	455
Inventories	577	535
Other current assets	149	156
Property, plant and equipment, net	1,263	1,216
Goodwill, intangibles assets and other long-term assets	2,563	2,657
Total assets	$5,045	$5,106

Liabilities and stockholders' deficit
Current liabilities, excluding debt	613	606
Current and long-term debt	3,942	4,471
Other long-term liabilities	741	481
Redeemable shares	—	23
Stockholders’ deficit	(251)	(475)
Total liabilities and stockholders' deficit	$5,045	$5,106

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Berry Plastics Group, Inc.
   Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in millions)

	Three Quarterly Periods Ended
	June 29, 2013	June 30, 2012

Net cash from operating activities	$297	$278

Cash flows from investing activities:
Additions to property, plant and equipment	(179)	(167)
Proceeds from sale of assets	5	9
Acquisitions of business, net of cash acquired	(24)	(55)
Net cash from investing activities	(198)	(213)

Cash flows from financing activities:
Proceeds from long-term borrowings	1,391	—
Repayment of long-term borrowings	(1,968)	(62)
Repayment of notes receivable	2	—
Purchases of common stock	—	(6)
Payment of tax receivable agreement	(5)	—
Debt financing costs	(39)	—
Proceeds from issuance of common stock	21	—
Proceeds from initial public stock offering	438	—
Net cash from financing activities	(160)	(68)
Effect of exchange rate changes on cash	(1)	(1)
Net change in cash and cash equivalents	(62)	(4)
Cash and cash equivalents at beginning of period	87	42
Cash and cash equivalents at end of period	$25	$38

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Berry Plastics Group, Inc.
Condensed Consolidated Financial Statements
Segment Information
(Unaudited)
(in millions)

	Quarterly Period Ended		Three Quarterly Periods Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net sales:
Rigid Open Top	$312	$329	$828	$912
Rigid Closed Top	370	374	1,036	1,085
Rigid Packaging	$682	$703	$1,864	$1,997
Engineered Materials	351	345	1,030	1,010
Flexible Packaging	188	194	549	555
Total	$1,221	$1,242	$3,443	$3,562
Operating income (loss):
Rigid Open Top	$35	$42	$95	$114
Rigid Closed Top	43	28	97	57
Rigid Packaging	$78	$70	$192	$171
Engineered Materials	31	25	88	48
Flexible Packaging	8	3	16	(1)
Total	$117	$98	$296	$218
Depreciation and amortization:
Rigid Open Top	$23	$22	$68	$67
Rigid Closed Top	33	34	98	102
Rigid Packaging	$56	$56	$166	$169
Engineered Materials	18	17	53	51
Flexible Packaging	12	14	39	43
Total	$86	$87	$258	$263
Restructuring and impairment charges:
Rigid Open Top	$—	$—	$1	$—
Rigid Closed Top	—	2	3	9
Rigid Packaging	$—	$2	$4	$9
Engineered Materials	1	2	2	21
Flexible Packaging	—	—	1	—
Total	$1	$4	$7	$30
Other operating expenses:
Rigid Open Top	$2	$1	$6	$4
Rigid Closed Top	1	7	7	29
Rigid Packaging	$3	$8	$13	$33
Engineered Materials	1	1	4	3
Flexible Packaging	—	1	3	12
Total	$4	$10	$20	$48
Operating EBITDA:
Rigid Open Top	$60	$65	$170	$185
Rigid Closed Top	77	71	205	197
Rigid Packaging	$137	$136	$375	$382
Engineered Materials	51	45	147	123
Flexible Packaging	20	18	59	54
Total	$208	$199	$581	$559

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Berry Plastics Group, Inc.
Reconciliation Schedules
(Unaudited)
(in millions, except per share data)

	Quarterly Period Ended		Four Quarters Ended
	June 29, 2013	June 30, 2012	June 29, 2013

Net income	$40	$9	$54

Add: interest expense	57	82	269
Add: income tax expense	22	7	28
EBIT	$119	98	$351

Add: depreciation and amortization	86	86	351
Add: restructuring and impairment	1	4	8
Add: extinguishment of debt	—	—	64
Add: other expense	2	11	19
Operating EBITDA (1)	$208	$199	$793

Add: pro forma acquisitions	—		4
Add: unrealized cost savings	1		14
Adjusted EBITDA (1)	$209		$811

Cash flow from operating activities	$132	$123	$498
Additions to property, plant, and equipment, net	(69)	(61)	(216)
Adjusted free cash flow	$63	$62	$282

Net income per share-diluted	$ 0.33	$0.11
Restructuring and impairment charges (net of tax)	0.01	0.03
Other expense (net of tax)	0.01	0.08
Adjusted net income per share	$ 0.35	$0.22

(1) Adjusted EBITDA, Adjusted free cash flow, and Adjusted net income should not be considered in isolation or construed as an alternative to our net income (loss) or other measures as determined in accordance with GAAP.  In addition, other companies in our industry or across different industries may calculate Adjusted EBITDA, Adjusted free cash flow, and Adjusted net income and the related definitions differently than we do, limiting the usefulness of our calculation of Adjusted EBITDA, Adjusted free cash flow, and Adjusted net income as comparative measures.  EBIT, Operating EBITDA, Adjusted EBITDA, Adjusted free cash flow, and Adjusted net income are among the indicators used by the Company’s management to measure the performance of the Company’s operations and thus the Company’s management believes such information may be useful to investors.  Such measures are also among the criteria upon which performance-based compensation may be based.

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